UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2020

GREEN STREAM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Wyoming	000-53279	20-1144153
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

16620 Marquez Ave

Pacific Palisades, CA 90272

(Address of principal executive offices)

(310) 230-0240

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 2459.244a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 2459.244d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 2459.243e-4c))

Item 8.01 Other Events.

On August 16, 2020, without either party admitting or denying any wrongdoing, the Company and certain of the Defendants (the “Settling Defendants”) reached an agreement to settle the Action in consideration for the dismissal of the Action, mutual general releases, the return, cancellation and retirement of the Settling Defendants’ 2,500,000 shares of the Company’s common stock and any and all rights to any and all allegedly owned securities or debt of the Company including, but not limited the 150,000 shares of Series B Convertible Preferred Stock the Settling Defendants asserted they owned in a Schedule 13G filing, plus any rights to any Purported Notes. The Company agreed to pay the Defendants the sum of Two Hundred Thousand Dollars ($200,000) by November 5, 2020 and the parties agreed to not make any disparaging statements about each other. Eagle Oil Parties and Green Stream Holdings Inc. have entered into a settlement agreement which either side admits any wrong doing, etc. as per the agreement.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GREEN STREAM HOLDINGS INC.

Date: August 20, 2020	By: /s/ Madeleine Cammarata
Name: Madeleine Cammarata Title: Chief Executive Officer